Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

NUTEX HEALTH INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee(2)
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	4,916,453	(3)	$1.605		$7,890,908	$92.70 per $1,000,000	$732
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	2,642,391	(4)	$1.605		$4,241,038	$92.70 per $1,000,000	$394
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	3,600	(5)	$1.605		5,778	$92.70 per $1,000,000	$1
Total Offering Amounts						$			$1,126
Total Fee Offsets									$0.00
Net Fee Due									$1,126

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers any additional number of shares of Common Stock, $0.001 par value per share (“Common Stock”), of the registrant that become issuable under the Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan (the “2022 Plan”) by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, and based on the average of the high and low sales price per share of the registrant’s Common Stock on the Nasdaq Stock Market LLC on September 29, 2022.
(3)	Represents shares 4,916,453 shares of Common Stock available for future issuance under the Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan.
(4)	Represents shares 2,642,391 shares of Common Stock available for future issuance under the iGambit, Inc. 2019 Omnibus Equity Incentive Plan.
(5)	Represents shares 3,600 shares of Common Stock available for future issuance under the iGambit, Inc. 2006 Long-Term Incentive Plan.